Exhibit 10.33

AMENDMENT AND WAIVER AGREEMENT
DATED AS OF April 10, 2009 TO
LOAN AND SECURITY AGREEMENT
DATED AS OF JUNE 8, 2006 BETWEEN
ROSS/FIALKOW CAPITAL PARTNERS LLP, TRUSTEE OF
BRIGHTEC CAPITAL TRUST
AND
BRIGHTEC, INC.

          This Amendment and Waiver Agreement is entered into as of this 10th day of April 2009 by and between Ross/Fialkow Capital Partners LLP, Trustee of Brightec Capital Trust, a Massachusetts nominee trust established under Declaration of Trust dated June 8, 2006, and with a place of business at 38 Glen Avenue, Newton, Massachusetts 02459 (the “Lender”) and Brightec, Inc., f/k/a Advanced Lumitech, Inc., a Nevada corporation with a place of business at 8C Pleasant Street S., Natick, Massachusetts 01760 (the “Borrower”).

          WHEREAS, the Lender and the Borrower are parties to a certain Loan and Security Agreement dated as of June 8, 2006, as amended (the “Loan Agreement”), pursuant to which the Lender has established a $750,000 line of credit facility for the Borrower; and

          WHEREAS, the Parties have agreed that the Loan Agreement shall be amended to (i) extend the Termination Date set forth in Section 1.6 of the Loan Agreement to December 31, 2009; and (ii) to reflect the Lender’s agreement to reduce the interest rate payable on loans from twenty (20%) percent to ten (10%) percent effective as of April 1, 2009;

          WHEREAS, the Borrower has requested, and the Lender has agreed to waive Borrower’s existing payment default (and in connection therewith to retract its related notice of default letter) and to provide Borrower with a grace period until June 30, 2009 to bring current its past due payments through March 31, 2009 aggregating $65,592.14; and

          WHEREAS, in consideration for the accommodations herein granted to Borrower by the Lender, the Borrower has agreed to issue to Lender 125,000 shares of its common stock no later than May 31, 2009.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the parties agree as follows (with any capitalized term not otherwise defined herein having the meaning ascribed to them in the Loan Agreement):

1.      Extension of Line of Credit Termination Date to December 31, 2009. The Loan Agreement shall be and hereby is amended to provide that the Termination Date set forth in Section 1.6 of the Loan Agreement shall be December 31, 2009. Borrower agrees and acknowledges that the Lender’s conversion option as set forth in Section 1.6 shall also be extended to December 31, 2009. Borrower also agrees that notwithstanding the extension of the Termination Date, the Lender shall have no further obligation to make additional loans or advances of principal under the Loan Agreement, that any further advances of principal under the Loan Agreement shall be at the Lender’s sole discretion and that any commitment on the part of the Lender to make additional advances in excess of the principal balance currently outstanding is hereby terminated.

2.     Reduction of Interest Rate The following sentence shall be added to the end of paragraph 1.3 to reflect the Lender’s agreement to reduce the interest rate from 20% to 10% as of April 1, 2009. “Effective April 1, 2009, the aggregate principal Loan balance outstanding shall bear interest thereon at a fixed per annum rate equal to ten (10%) percent (computed on the basis of the actual number of days elapsed over a year of 360 days), and shall be payable monthly in arrears on the first day of each month, commencing May 1, 2009.

3     Waiver of Payment Default The Lender hereby waives Borrower’s existing payment defaults (and in connection therewith, retracts its January 5, 2009 notice of default) and agrees (subject to Borrower’s compliance with its obligations in the following paragraph) to extend the grace period for curing such payment defaults (which aggregate $65,592.14 through March 31, 2009) until June 31, 2009. The foregoing waiver does not constitute an agreement by the Lender to waive any other payment or other obligation or covenant contained in the Loan Agreement or in any of the Loan Documents, nor shall this waiver be deemed to create a course of dealing between the parties or an agreement by the Lender to grant any further grace periods, extensions or waivers of Borrower’s compliance with the aforesaid payment obligation or any other covenants or undertakings of the Borrowers at any other time.

4.     Issuance of 125,000 Shares of Common Stock to Lender In consideration of Lender’s agreements to (i) waive Borrower’s existing payment defaults and extend the cure period for such defaults until June 31, 2009; (ii) reduce the interest rate payable on the Loan from twenty (20) percent to ten (10) percent; and (iii) extend the Termination Date until December 31, 2009, the Borrower agrees to issue to the Lender One Hundred and Twenty Five Thousand (125,000) shares of its common stock no later than May 31, 2009. Such stock issuance shall be certificated and duly registered on Borrower’s books and records. Borrower acknowledges that its failure to honor such obligation shall be material breach and an Event of Default under the Loan Agreement and the Loan Documents, and shall entitle the Lender to withdraw the aforesaid accommodations.

5.     No Default Taking into account the waiver and amendments set forth herein, the Borrower represents that all of the representations and warranties made by the Borrower in the Loan Agreement are true and correct on the date hereof as if made on and as of this date, and that no Event of Default under the Loan Agreement has occurred and is continuing.

6.     Ratification of Obligations. The Borrower (i) reaffirms and ratifies its Obligations to the Lender under the Loan Agreement as amended hereby and under all Loan Documents, (ii) certifies that there are no defenses, offsets or counterclaims as of the date hereof to the Obligations, (iii) confirms and ratifies its continuing grant of security interests in the Collateral granted by Borrower to and in favor of the Lender as set forth in the Loan Agreement, and (iv) agrees that the Loan Agreement as amended hereby and all other Loan Documents shall remain in full force and effect, enforceable in accordance with their respective terms.

          This Amendment and Waiver Agreement shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

WITNESS:	BRIGHTEC, INC.

By:

Patrick Planche, President

WITNESS:	ROSS/FIALKOW CAPITAL PARTNERS LLP, TRUSTEE OF BRIGHTEC CAPITAL TRUST

By:

Jeffrey P. Ross, Manager

GUARANTOR CONSENT AND RATIFICATION OF GUARANTY

The undersigned Guarantor hereby this 10th day of April 2009 consents to the aforesaid Amendment and Waiver Agreement and ratifies, reaffirms and confirms its unlimited Guaranty of the payment and performance of all obligations of Brightec, Inc. to Ross/Fialkow Capital Partners LLP, Trustee of Brightec Capital Trust whether now existing or hereafter arising, including all Obligations under the Loan Agreement and Note as hereby amended, and further confirms that all collateral granted to secure its Guaranty shall continue to secure all such Obligations.

BRIGHTEC, S.A.

By:

Patrick Planche, President and Director